As filed with the U.S. Securities and Exchange Commission on February 25, 2026.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

APEX Tech Acquisition Inc.
(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	6770	98-1868645
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

13501 Katy Freeway

Houston, TX 77079

840-244-9122

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

Venture Bridge Legal

411 E Huntington Dr Ste 206

Arcadia, CA 91006

Tel: 626-838-6868

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

Copies to:

Fei Pang Venture Bridge Legal 411 E Huntington Dr Ste 206 Arcadia, CA 91006 Tel: 626-838-6868	Arila Zhou, Esq. Ze’-ev D. Eiger, Esq. Robinson & Cole LLP Chrysler East Building 666 Third Avenue, 20th Floor New York, NY 10017 Tel: (212) 451-2908

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-291936

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

This registration statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended (“Securities Act”), APEX Tech Acquisition Inc. (the “Registrant”) is filing this Registration Statement on Form S-1 (this “Registration Statement”) with the Securities and Exchange Commission (“Commission”). This Registration Statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-291936) (the “Prior Registration Statement”), which the Registrant originally filed with the Commission on December 4, 2025, and which the Commission declared effective on February 25, 2026.

The Registrant is filing this Registration Statement for the sole purpose of increasing the aggregate number of ordinary shares offered by the Registrant by 833,334 shares, or up to 958,334 shares if the underwriters exercise the over-allotment option in full, pursuant to the change of each unit of the Registrant to consist of one ordinary share and one right to receive one-fourth of one ordinary share upon the consummation of an initial business combination. The additional shares that are being registered for sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Prior Registration Statement. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are incorporated by reference into this Registration Statement.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

CERTIFICATION

The Registrant hereby certifies to the Commission that (1) it has instructed its bank to pay the filing fee set forth on the Filing Fee Table filed as Exhibit 107 of this Registration Statement by a wire transfer of such amount as soon as practicable (but no later than the close of business on February 25, 2026), (2) it will not revoke such instructions, (3) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (4) it will confirm receipt of such instructions by its bank during regular business hours no later than February 25, 2026.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized on the 25th day of February, 2026.

APEX Tech Acquisition Inc.

By:	/s/ Shaoren Liu
	Name:	Shaoren Liu
	Title:	Chief Executive Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Shaoren Liu	Chief Executive Officer, Chief Financial Officer and Director (Principal Executive, Financial and Accounting Officer)	February 25, 2026
Shaoren Liu

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SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned certifies that it is the duly authorized United States representative of the Registrant and has duly caused this registration statement to be signed by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 25th day of February, 2026.

AUTHORIZED U.S. REPRESENTATIVE VENTURE BRIDGE LEGAL

By:	/s/ Fei Pang
	Name:	Fei Pang
	Title:	Partner

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EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Maples and Calder (Hong Kong) LLP

5.2	Opinion of Venture Bridge Legal

23.1	Consent of Simon & Edward LLP

23.2	Consent of Maples and Calder (Hong Kong) LLPD (included in Exhibit 5.1)

23.3	Consent of Venture Bridge Legal (included in Exhibit 5.2)

107	Filing Fee Table

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